As filed with the Securities and Exchange Commission on July 25, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE BRINK’S COMPANY
(Exact Name of Registrant as specified in its charter)

Virginia		54-1317776
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
1801 Bayberry Court P.O. Box 18100 Richmond, Virginia 23226-8100
(Address including zip code of Principal Executive Offices)

THE BRINK’S COMPANY NON-EMPLOYEE DIRECTORS’ EQUITY PLAN
(Full title of the plan)
Austin F. Reed Vice President, General Counsel and Secretary The Brink’s Company 1801 Bayberry Court P.O. Box 18100 Richmond, Virginia 23226-8100 (804) 289-9600

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $1.00 per share	500,000(1)	$65.00 (2)	$32,500,000 (2)	$1,278 (2)

(1)
This Registration Statement on Form S-8 (the “Registration Statement”) covers shares of common stock, par value $1.00 per share (the “Common Stock”) of The Brink’s Company (the “Company” or the “Registrant”) (i) issuable pursuant to The Brink’s Company Non-Employee Directors’ Equity Plan (the “Plan”) or (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “1933 Act”), any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction.

(2)
Estimated pursuant to Rules 457(h) and 457(c) under the 1933 Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on July 22, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the 1933 Act and the introductory note to Part I of the Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated herein by reference.

(1)                 The Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2007.

(2)                 All reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act subsequent to the filing of the item mentioned in (1) above.

(3)                 The description of the Registrant’s common stock, attached as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission as of December 4, 1995, including any amendment thereto or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

Austin F. Reed, who is opining on the legality of the shares being registered (see Exhibit 5 hereto), is employed by the Registrant as Vice President, General Counsel and Secretary.  Mr. Reed holds options to purchase the Registrant’s Common Stock and, pursuant to a deferred compensation program, units representing Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Virginia Stock Corporation Act, unless otherwise required by its Amended and Restated Articles of Incorporation, the Company is required to indemnify a director or officer who entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the Company against reasonable expenses incurred in connection with the proceeding.  Such Act also authorizes Virginia corporations to provide additional indemnification in certain specified instances.  Accordingly, Article VIII of the Amended and Restated Articles of Incorporation of the Company provides that each officer, director or employee of the Company shall be entitled to indemnity, including indemnity with respect to a proceeding by or in the right of the Company, to the fullest extent required or permitted under the provisions of the Virginia Stock Corporation Act as in effect from time to time, except for an indemnity against willful misconduct or a knowing violation of the criminal law.  Furthermore, the Company is required to promptly pay for or reimburse the reasonable expenses, including attorneys’ fees, incurred by an officer, director or employee of the Company in connection with any proceeding (whether or not made a party) arising from his or her status as such officer, director or employee, in advance of final disposition of any such proceeding upon receipt by the Company from such officer, director or employee of (a) a written statement of good faith belief that he or she is entitled to indemnity by the Company and (b) a written undertaking, executed personally or on his or her behalf, to repay the amount so paid or reimbursed if after final disposition of such proceeding it is determined that he or she did not meet the applicable standard of conduct.

Certain executive officers of the Company have indemnification contracts with the Company.  The contracts provide indemnification to the same extent as the Company’s Amended and Restated Articles of Incorporation and provide for the advancement of attorneys’ fees.  The Company also has directors’ and officers’ insurance which protects each director or officer from liability for actions taken in their capacity as directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Current Report on Form 8-K filed on November 20, 2007).
4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K filed on February 25, 2008).
5	Opinion of Austin F. Reed, Esq., Vice President, General Counsel and Secretary.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Austin F. Reed, Esq. (included in Exhibit 5).
24	Powers of Attorney.
99	The Brink’s Company Non-Employee Directors’ Equity Plan (incorporated herein by reference to Annex B of the Registrant’s proxy statement dated March 20, 2008).

ITEM 9.  UNDERTAKINGS

(a)  The undersigned Company hereby undertakes:

    (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

 (iii)      To include any material information with respect to The Brink’s Company Non-Employee Directors’ Equity Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

    (2)           That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4)                 That, for the purpose of determining liability under the 1933 Act to any purchaser:

(i) If the Company is relying on Rule 430B:

(A) Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

 (ii) If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Company under the 1933 Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communication, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i)  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned  Company or used or referred to by the undersigned Company;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv) any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(b)                 The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 25th day of July, 2008.

THE BRINK'S COMPANY

By:	/s/ M. T. Dan
Name:	M. T. Dan
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. T. Dan	Chairman, President and Chief Executive	July 25, 2008
M. T. Dan	Officer (principal executive officer)

/s/ M. J. Cazer	Vice President and Chief Financial Officer	July 25, 2008
M. J. Cazer	(principal financial officer)

/s/ M.A.P. Schumacher	Controller	July 25, 2008
M.A.P. Schumacher

*	Director	July 25, 2008
R. G. Ackerman

*	Director	July 25, 2008
B. C. Alewine

*	Director	July 25, 2008
J. R. Barker

*	Director	July 25, 2008
M. C. Breslawsky

*	Director	July 25, 2008
J. S. Brinzo

*	Director	July 25, 2008
T. R. Hudson Jr.

*	Director	July 25, 2008
M. D. Martin

*	Director	July 25, 2008
L. J. Mosner

*	Director	July 25, 2008
C. S. Sloane

*	Director	July 25, 2008
R. L. Turner

*	Director	July 25, 2008
C. R. Wetzel, Jr.

*  By:                      /s/ Austin F. Reed
Austin F. Reed, Attorney-in-Fact

EXHIBIT INDEX

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Current Report on Form 8-K filed on November 20, 2007).
4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K filed on February 25, 2008).
5	Opinion of Austin F. Reed, Esq., Vice President, General Counsel and Secretary.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Austin F. Reed, Esq. (included in Exhibit 5).
24	Powers of Attorney.
99	The Brink’s Company Non-Employee Directors’ Equity Plan (incorporated herein by reference to Annex B of the Registrant’s proxy statement dated March 20, 2008).